Exhibit 99.(d)(2)(HH)

Execution Copy

AMERICAN BEACON FUNDS

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made this 30th day of September, 2015, by and among American Beacon Advisors, Inc., a Delaware Corporation (the “Manager”), Grosvenor Capital Management, L.P., an Illinois Limited Partnership (the “Lead Adviser”) and Pine River Capital Management L.P., a Delaware Limited Partnership (the “Underlying Adviser”);

WHEREAS, the American Beacon Funds, a Massachusetts Business Trust (the “Trust”), is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), consisting of several series of shares, each having its own assets and investment objective(s), policies and restrictions; and

WHEREAS, pursuant to an investment management agreement dated __________, (the “Investment Management Agreement”) the Trust has retained the Manager to provide the Trust with business and asset management services, subject to the oversight of the Board of Trustees (the “Board”); and

WHEREAS, the Trust’s agreement with the Manager permits the Manager to delegate to other parties certain of its responsibilities thereunder; and

WHEREAS, the Manager has retained the Lead Adviser to provide services to one or more series of shares of the Trust, subject to the oversight of the Board; and

WHEREAS, the Manager’s agreement with the Lead Adviser dated ________ (the “Lead Adviser Management Agreement”) provides that the Lead Adviser may recommend Underlying Advisers to the Manager and the Board to manage all or a portion of the assets of a series of shares of the Trust; and

WHEREAS, the Underlying Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and

WHEREAS, the Manager and the Lead Adviser desire to retain the Underlying Adviser to render investment management services with respect to certain of the Trust’s series of shares as the Manager, the Lead Adviser and the Underlying Adviser may agree upon and so specify in the Schedule(s) attached hereto (each a “Fund” and collectively the “Funds”) and as described in the Trust’s registration statement (“Registration Statement”) on Form N-1A as amended from time to time, and the Underlying Adviser is willing to render such services;

NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1.         Appointment and Duties of the Underlying Adviser. Subject to the overall policies, direction and review of the Board, the Manager and the Lead Adviser hereby appoint the Underlying Adviser to manage the investment and reinvestment of such portion, if any, of the Funds’ assets as is designated by the Lead Adviser from time to time (the “Allocated Portion”), and, with respect to such Allocated Portion, to continuously review and administer the investment program of the Funds, to determine in the Underlying Adviser’s discretion the securities, commodity interests and other investments to be purchased, retained, sold, sold short, exchanged, converted, borrowed or lent to provide the Manager and the Lead Adviser and the Trust with records concerning the Underlying Adviser’s activities which the Trust is required to maintain (as described below), and to render regular reports (as described below) to the Manager, the Lead Adviser and to the Trust’s officers and Trustees concerning the Underlying Adviser’s discharge of the foregoing responsibilities.

2.         Acceptance of Appointment; Standard of Performance. The Underlying Adviser accepts such appointment and agrees to discharge its responsibilities as a discretionary adviser of the Allocated Portion of the Funds and will perform its duties hereunder for each Fund in conformity with (a) all applicable securities laws, including but not limited to, the Investment Company Act, the Advisers Act, and the Commodity Exchange Act, as amended (“CEA”), the Securities Act of 1933, as amended (“Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules and regulations under each such act, and (b) the terms of this Agreement.

3.         Services of Underlying Adviser. In providing discretionary management services to the Allocated Portion of the Funds, the Underlying Adviser shall be subject to the investment objectives, policies and restrictions of the Trust as they apply to the Funds and as set forth in the Trust’s then current prospectus and statement of additional information filed with the Securities and Exchange Commission (the “SEC”) as part of the Trust’s Registration Statement, as may be periodically amended and made available in advance to the Underlying Adviser by the Manager, and to the investment restrictions set forth in the Investment Company Act and the Rules thereunder, and subject to the Manager’s oversight, the Lead Adviser’s direction and the control of the officers and the Trustees of the Trust and in compliance with such policies as the Board may from time to time establish and make available in advance in writing to the Underlying Adviser, and to investment guidelines, investment policies and investment restrictions (as amended from time to time, the “Investment Guidelines”) communicated in writing by the Lead Adviser to the Underlying Adviser and acknowledged in advance by the Underlying Adviser. The Underlying Adviser shall not, without the Manager’s and Lead Adviser’s prior written approval, effect any transactions that would cause the Allocated Portion of the Funds at the time of the transaction to be out of compliance with any of such restrictions or policies or the Investment Guidelines applicable to the Allocated Portion; provided, however, that, notwithstanding any other provision of this Agreement, the Underlying Adviser shall not be bound by, or liable for failure to comply with, any policies or Investment Guidelines or any update, modification or amendment to the foregoing unless and until the Underlying Advisor has been provided a copy of such item and a reasonable opportunity to comply therewith. Notwithstanding the aforementioned, the Underlying Adviser may rely solely on the Lead Adviser’s prior written approval to effect transactions that would cause the Allocated Portion of the Funds at the time of the transaction to be out of compliance with Investment Guidelines not established or approved by the Board or otherwise required by the Trust’s Registration Statement. Furthermore, the Underlying Adviser shall comply with all such restrictions or policies or the Investment Guidelines applicable to the Allocated Portion on a daily basis. Except as expressly set forth in this Agreement, the Underlying Adviser shall not be responsible for aspects of the Fund’s investment program other than managing the Allocated Portion in accordance with the terms and conditions of this Agreement.

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4.         Transaction Procedures.

A.	All transactions for the Allocated Portion of the Funds shall be consummated by payment to, or delivery by, the custodian(s) from time to time designated by the Trust (the “Custodian”), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities and other property due to or from the Funds. The Underlying Adviser shall not have possession or custody of such cash and/or securities or other property or any responsibility or liability with respect to such custody. The Underlying Adviser shall advise the Custodian of all investment orders for the Allocated Portion of the Funds placed by it with brokers and dealers, Futures Commission Merchants (“FCMs) or other counterparties at the time and in the manner set forth, as amended from time to time, by the Custodian and made available to the Underlying Adviser. Except to the extent the Fund incurs an overdraft fee or other penalty in each case as a result of the Underlying Adviser’s breach of the standard of care set forth in Section 15A of this Agreement, the Trust, or its designee, shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Underlying Adviser shall have no responsibility or liability with respect to custodial arrangements or the act, omissions or other conduct of the Custodian.

B.	With respect to any of the Allocated Portion of a Fund’s assets, the Lead Adviser will monitor daily cash inflows and outflows, and select the appropriate cash management investment vehicles and the Manager will administer the Fund’s interfund credit facility. The Lead Adviser will instruct the Custodian to hold and/or transfer the Funds’ assets in accordance with Proper Instructions received from the Lead Adviser. (For this purpose, the term “Proper Instructions” shall have the meaning(s) specified in the applicable agreement(s) between the Trust and its Custodian, but generally refers to a writing by the representatives of the Lead Adviser (or Underlying Adviser as applicable) who have been authorized by the Trust’s Board from time to time to provide instructions to the Trust’s Custodian. For the purpose of clarification, “Proper Instructions” can be instructions in any format, including without limitation, electronic instructions that are agreed upon by the Lead Adviser and the Custodian.)

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C.	The Underlying Adviser may, solely for the purposes of the activities described within this paragraph, act as each Fund’s agent and attorney-in-fact with prior notice to each applicable Fund, the Manager and the Lead Adviser, and consistent with the investment discretion delegated to the Underlying Adviser herein: enter into agreements and execute any documents including without limitation, futures and options transactions, brokerage agreements, clearing agreements, account documentation, futures and option agreements, swap agreements, and other investment related agreements required to meet the obligations of the Trust with respect to any investments made for the Funds. Such documentation includes, but may not be limited to, any market and/or industry standard documentation and the standard representations contained therein. Notwithstanding the above the Underlying Adviser will, with regard to executing brokers, not be required to provide prior notice but will provide a list of executing brokers upon request of the Manager or the Lead Advisor. The Underlying Adviser is authorized on behalf of each Fund, the Manager and the Lead Adviser to make all elections required in such agreements, instruments and documentation and make and receive all related notices from brokers or other counterparties. The Manager and the Lead Adviser also authorize the Underlying Adviser as each Fund’s agent and attorney-in-fact to make transactions in futures contracts and options on futures contracts on margin, for the Funds, and authorize each broker or FCM with whom the Underlying Adviser makes such transactions to follow its instructions with respect to such transactions. The Manager understands and the Lead Adviser understands and agrees that the Underlying Adviser will (i) determine that such transactions are permitted before instructing a broker or FCM to enter into such transactions and that any broker or FCM receiving an order for any such transaction will have no independent obligation to ensure that the transactions are consistent with the Trust’s registration statement or the Funds’ Investment Guidelines; and (ii) acknowledge the receipt of brokers’ or FCMs’ risk disclosure statements, electronic trading disclosure statements and similar disclosures, provided, however, that (a) the Underlying Adviser shall be responsible for ensuring that any such representations are consistent with the relevant Fund’s Investment Guidelines; (b) the Underlying Adviser shall be responsible for providing all notifications and delivering all documents required to be provided or delivered by a Fund under such documentation; and (c) the Underlying Adviser shall monitor the counterparty risk associated with each major counterparty (but not its executing brokers) and promptly notify the Manager and the Lead Adviser of any credit downgrade by S&P or Moodys or event of default or termination event affecting a Fund under documentation with such major counterparty. The Underlying Adviser further shall have the authority to provide Proper Instructions to the Custodian to: (i) pay cash for securities and other property delivered for the Funds, (ii) deliver or accept delivery of, upon receipt of payment or payment upon receipt of, securities, commodities or other property underlying any futures or options contracts, and other property purchased or sold for the Funds; and (iii) deposit margin or collateral which shall include the transfer of money, securities or other property to the extent necessary to meet the obligations of the Funds with respect to any investments made pursuant to the Trust’s registration statement, provided, however, that unless otherwise approved by the Manager, any such deposit of margin or collateral shall be effected by transfer to or segregation within an account maintained for a Fund by its Custodian subject to a control agreement, acceptable in form and substance to the Manager, pursuant to which such Custodian agrees and accepts entitlement, orders or instructions from the secured party with respect to such margin or collateral. The Underlying Adviser shall not have the authority to cause the Manager, the Lead Adviser or the Trust to deliver securities or other property, or pay cash to the Underlying Adviser other than payment of the management fee provided for in this Agreement. The Underlying Adviser will not be responsible for the cost of securities or brokerage commissions or any other Trust expenses except as specified in this Agreement.

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5.         Allocation of Brokerage. The Underlying Adviser shall have authority and discretion to select brokers and dealers and FCMs to execute transactions for the Allocated Portion of the Funds initiated by the Underlying Adviser, and to select the markets on or in which the transactions will be executed in accordance with its brokerage polices as set forth in the Underlying Adviser’s Form ADV, policies, procedures and the Investment Guidelines, as appropriate, and as provided to the Manager and/or Lead Adviser upon request (together the “Allocation Procedures and Guidelines”).

A.	In placing orders for the sale and purchase of securities for the Allocated Portion of the Funds, the Underlying Adviser’s primary responsibility shall be to seek to obtain the “best execution” of orders as defined in the Registration Statement, as amended from time to time. Except as otherwise provided for in this Agreement, the Underlying Adviser agrees that, in placing any orders with selected brokers and dealers, the Underlying Adviser will act in accordance with the Underlying Adviser’s “best execution” practices and policies as set as set forth in its Allocation Procedures and Guidelines. Among other considerations, the Underlying Adviser may consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security or instrument, the amount of the commission, the timing and difficulty of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved, and the quality of service rendered by the broker or dealer in other transactions. The Underlying Adviser’s responsibility to seek to obtain “best execution” shall not obligate the Underlying Adviser to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Allocated Portion of the Funds, as long as the Underlying Adviser reasonably believes that the broker or dealer selected by it can be expected to obtain a “best execution” market price on the particular transaction and the Underlying Adviser determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934, as amended) provided by such broker or dealer to the Underlying Adviser, viewed in terms of either that particular transaction or of the Underlying Adviser’s overall responsibilities with respect to its clients, including the Allocated Portion of the Funds, as to which the Underlying Adviser exercises investment discretion, notwithstanding that the Allocated Portion of the Funds may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Allocated Portion of the Funds a lower commission on the particular transaction.

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B.	Pursuant to the terms of the Underlying Adviser’s allocation policies as set forth in the Underlying Adviser’s Allocation Procedures and Guidelines, (i) the Underlying Adviser may manage other portfolios and expects that the Allocated Portion of the Funds and other portfolios the Underlying Adviser manages will, from time to time, purchase or sell the same securities. The Underlying Adviser may aggregate orders for the purchase or sale of securities on behalf of the Allocated Portion of the Funds with orders on behalf of other portfolios the Underlying Adviser manages and (ii) securities purchased or proceeds of securities sold through aggregated orders, as well as expenses incurred in the transaction, shall be allocated to the account of each portfolio managed by the Underlying Adviser that bought or sold such securities in a manner considered by the Underlying Adviser to be equitable and consistent with the Underlying Adviser’s fiduciary obligations in respect of the Allocated Portion of the Funds and to such other accounts over time. The Manager acknowledges that while the Trust and other accounts may invest in the same type of securities, the Underlying Adviser may give advice or exercise investment responsibility and take such other action with respect to such other accounts which may differ from advice given or the timing or nature of action taken with respect to the Allocated Portion based on, among other factors, the respective investment guidelines and objectives, cash inflows/outflows or applicable tax or regulatory considerations.

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C.	The Underlying Adviser shall not execute any transactions for the Allocated Portion of the Funds with a broker or dealer that is an “affiliated person” (as defined in the Investment Company Act) of (i) the Funds; (ii) another Fund of the Trust; (iii) the Manager; (iv) the Underlying Adviser or any other underlying adviser (including the Lead Adviser) to the Funds; (v) a principal underwriter of the Trust’s shares; or (vi) any other affiliated person of the Funds, in each case, unless such transactions are permitted by applicable law or regulation and carried out in compliance with any applicable policies and procedures of the Trust. The Trust, or its designee, shall provide the Underlying Adviser with a list of brokers and dealers and FCMs that are “affiliated persons” of the Trust and/or the Funds, the Manager, the Lead Adviser, the other underlying advisers or the principal underwriter, or any other “affiliated person” of a Fund or affiliated person of such affiliated person, and applicable policies and procedures. Upon the request of the Manager, the Underlying Adviser shall promptly, and in any event within three business days of a request, indicate whether any entity identified by the Manager in such request is an “affiliated person,” as such term is defined in the Investment Company Act, of (i) the Underlying Adviser or (ii) any affiliated person of the Underlying Adviser, subject in each case to any confidentiality requirements applicable to the Underlying Adviser and/or its affiliates. Further, the Underlying Adviser shall provide the Manager with a list of (x) each broker-dealer entity that is an “affiliated person,” as such term is defined in the Investment Company Act, of the Underlying Adviser and (y) each affiliated person of the Underlying Adviser that has outstanding publicly-issued debt or equity. Each of the Manager and the Underlying Adviser agrees promptly to update such list(s) whenever the Manager or the Underlying Adviser becomes aware of any changes that should be added to or deleted from such list of affiliated persons; provided, however, that the Underlying Adviser shall not be bound by any update, modification or amendment of such list(s) unless and until the Underlying Adviser has been provided with an amended list(s) in advance in writing.

D.	Consistent with its fiduciary obligations to the Trust in respect of the Allocated Portion of the Funds and the requirements set forth herein, the Underlying Adviser may, under certain circumstances, arrange to have purchase and sale transactions effected between the Allocated Portion of the Funds and another account managed by the Underlying Adviser (“cross transactions”), provided that such transactions are carried out in accordance with applicable law or regulation and any applicable policies and procedures of the Trust. The Trust, or its designee, has provided the Underlying Adviser with such applicable policies and procedures.

6.         Valuation. In accordance with procedures established by the Board, which may be amended from time to time, with respect to the Allocated Portion of the Funds’ assets, the Underlying Adviser will, upon request by the Manager, (i) provide reasonable assistance to the Manager in determining the fair value of certain securities and other investments owned in the Allocated Portion of the Funds indicated by the Manager, (ii) use reasonable efforts to arrange for the provision of valuation information or prices from parties independent of the Underlying Adviser with respect to the securities or other investments owned in the Allocated Portion of the Funds for which market prices are not readily available, and (iii) monitor the securities and other investments owned in the Allocated Portion of the Funds for potential significant events that could affect their values and notify the Manager when, in its opinion, a significant event has occurred that may not be reflected in the market values of such securities. The Underlying Adviser will maintain adequate records with respect to securities valuation information provided hereunder, and shall provide such information to the Lead Adviser or the Manager upon request.

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7.         Compliance and Other Matters. The Underlying Adviser, at its expense, shall provide the Manager and the Lead Adviser with such reasonable compliance reports and certifications relating to its duties under this Agreement and the federal securities laws as may be agreed upon by such parties from time to time. The Underlying Adviser also represents, warrants and covenants that:

A.	It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it, and it will continue to be so organized and in good standing for so long as this Agreement remains in effect.

B.	It (i) is registered as an “investment adviser” with the SEC under the Advisers Act and will continue to be so registered or licensed for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, and correct promptly any violations that have occurred, and will provide notice promptly to the Manager of any material violations relating to the Trust; (v) has materially met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency.

C.	It is registered as a commodity trading advisor with the U.S. Commodity Futures Trading Commission (“CFTC”) and is a member in good standing of the U.S. National Futures Association (the “NFA”) and it will maintain such registration during the term of this Agreement.

D.	The Underlying Adviser will promptly notify the Trust, the Manager and the Lead Adviser of the occurrence of any event which would disqualify the Underlying Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the Investment Company Act or otherwise. Except as prohibited by applicable law, regulation or administrative order, the Underlying Adviser will also notify the Trust, the Manager and the Lead Adviser, as soon as is reasonably practicable, if it is served or otherwise receives notice of any action, suit, proceeding, or investigation, at law or in equity, before or by any court, public board or body, including but not limited to the SEC and the CFTC, involving the affairs of a Fund, which might in any event reasonably be expected to result in (i) a material adverse effect on the Trust or (ii) a material adverse change in the Underlying Adviser’s condition (financial or otherwise) or business, which might reasonably be expected to materially impair the Underlying Adviser’s ability to discharge its obligations under this Agreement.

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E.	To the best of its knowledge, there are no material pending actions, suits, proceedings, or investigations before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel to which the Underlying Adviser or any of its directors, officers, employees, supervised persons, partners, shareholders, members or principals, or any of its affiliates is a party or to which it or its affiliates or any of its or its affiliates’ assets are subject, nor has the Underlying Adviser or any of its affiliates received any notice of an investigation or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of its or their activities, which might in any event reasonably be expected to result in (i) a material adverse effect on the Trust or (ii) a material adverse change in the Underlying Adviser’s condition (financial or otherwise) or business, which might reasonably be expected to materially impair the Underlying Adviser’s ability to discharge its obligations under this Agreement. Except as prohibited by applicable law, regulation or administrative order, the Underlying Adviser will also notify the Trust, the Manager and the Lead Adviser, as soon as is reasonably practicable, if the representation in this subsection is no longer accurate.

F.	It will (i) cooperate with and provide reasonable assistance to the Manager, the Lead Adviser, the Trust’s administrator, Custodian, transfer agent and pricing agents and all other agents and representatives of the Funds, the Trust, the Manager and the Lead Adviser; (ii) keep all such persons fully informed as to such matters as the Underlying Adviser reasonably deems necessary to the performance of their obligations to the Funds, the Trust, the Manager and the Lead Adviser; (iii) provide prompt responses to reasonable requests made by such persons; and (iv) maintain such communication and interfaces as the Underlying Adviser reasonably deems necessary with each so as to promote the efficient exchange of information. Without limitation of the foregoing, the Underlying Adviser, in relation to its duties to the Fund, shall comply with, or cause the Trust with respect to a Fund to comply with, all applicable statutory and regulatory requirements of the Underlying Adviser, the Trust, the Manager and the Lead Adviser relating to derivatives transactions entered into by the Underlying Adviser for or on behalf of the Trust or any of its Funds, including without limitation, compliance with all recordkeeping and reporting requirements pursuant to Parts 43, 45 and 46 of the regulations of the CFTC and comparable rules of the SEC (collectively, the “Derivatives Recordkeeping and Reporting Rules”), which SEC rules the parties acknowledge are not yet in effect as of the date hereof.

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G.	It shall maintain a written code of ethics (“Code of Ethics”) complying with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act and shall provide the Manager and the Lead Adviser with a current copy of the Code of Ethics and evidence of its adoption. The Underlying Adviser shall institute procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1), from violating its Code of Ethics. Each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Underlying Adviser shall certify to the Trust, the Manager and the Lead Adviser that, to such person’s knowledge, the Underlying Adviser has complied with the requirements of Rules 204A-1 and 17j-1 during the previous calendar quarter and that there has been no material violation of its Code of Ethics, or of Rule 17j-1(b), or that any persons covered under its Code of Ethics has divulged or acted upon any material, non-public information, as such term is defined under relevant securities laws, and if such a violation of its Code of Ethics has occurred, that appropriate action was taken in response to such violation. Except as prohibited by applicable law, regulation or administrative order, the Underlying Adviser shall notify the Manager and Lead Adviser as soon as is reasonably practicable of any material violation of the Code of Ethics involving the Trust. Upon written request of the Manager or the Lead Adviser, the Underlying Adviser shall permit the Manager and/or Lead Adviser, during normal business hours, to examine items that show evidence of completion of the reports and form of reports required to be made by the Adviser under Rules 204A-1(b) and 17j-1(d)(1) and the Code of Ethics and other records evidencing enforcement of the Code of Ethics. Further, the Underlying Adviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Underlying Adviser and its employees and supervised persons. Annually, the Underlying Adviser shall furnish to the Trust and the Underlying Adviser a written report which complies with the requirements of Rule 17j-1 concerning the Underlying Adviser’s Code of Ethics.

H.	It has adopted and implemented, and throughout the term of this Agreement shall maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Underlying Adviser and its supervised persons, and, to the extent the activities of the Underlying Adviser in respect of the Trust could affect the Trust, by the Trust, of “federal securities laws” (as defined in Rule 38a-1 under the Act) with respect to the services to be provided by the Underlying Adviser pursuant to this Agreement, and that the Underlying Adviser has provided the Trust with true and complete copies of its policies and procedures (or summaries thereof) and related information reasonably requested by the Trust and/or the Manager or Lead Adviser. The Underlying Adviser agrees to cooperate with reasonable periodic reviews by the Trust’s and/or the Manager’s compliance personnel of the Underlying Adviser’s policies and procedures, their operation and implementation and other compliance matters and to provide to the Trust and/or the Manager from time to time, such additional information and certifications in respect of the Underlying Adviser’s policies and procedures, compliance by the Underlying Adviser with federal securities laws and related matters as the Trust’s and/or the Manager’s compliance personnel may reasonably request. Except as prohibited by applicable law, regulation or administrative order, the Underlying Adviser agrees to promptly notify the Manager of any compliance violations that the Underlying Adviser reasonably determines to have an adverse effect on the Allocated Portion of the Funds.

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I.	It shall comply with the Trust’s policy on selective disclosure of portfolio holdings of the Funds as described in the Trust’s current Registration Statement, and upon reasonable request from the Manager or the Lead Adviser, provide a certification to the Manager or the Lead Adviser with respect to compliance with the Fund’s selective disclosure policy.

J.	It shall treat confidentially and as proprietary all non-public, proprietary or confidential records and other information relating to the Funds disclosed hereunder, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Manager and the Lead Adviser or when so requested by the Manager or the Lead Adviser or required or requested (as advised by counsel) by law, regulation, regulation of any self-regulatory organization, court order or other judicial process; notwithstanding the foregoing, the Underlying Adviser may disclose the total return earned by the Allocated Portion of the Funds and may include such total return in the calculation of Underlying Adviser’s composite performance information. The confidentiality restrictions of this paragraph shall not apply to any records or other information that (i) is or becomes publicly available other than as a result of a disclosure by the Underlying Adviser or its representatives in violation of this paragraph; (ii) is or becomes available to the Underlying Adviser or its representatives from a source other than another party to this Agreement, which source, to the knowledge of the Underlying Adviser or its representatives, does not have an obligation of confidentiality to another party to this Agreement with respect to such information; (iii) was already in the Underlying Adviser’s possession or the possession of its representatives prior to receiving such information from another party to this Agreement; or (iv) is developed independently by the Underlying Adviser or its representatives without use of such information or records. Furthermore, the Underlying Adviser may not consult with any other underlying adviser of a Fund, concerning transactions in securities or other assets for any Fund of the Trust, including the Fund managed by the Underlying Adviser, except that such consultations are permitted between the current Underlying Adviser and a successor underlying adviser of a Fund in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the Investment Company Act.

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K.	It shall promptly notify the Manager and the Lead Adviser of any change or impending change of a portfolio manager, portfolio management strategy or any other material matter that may require disclosure to the Board and/or shareholders of the Funds. Such notification to be deemed sufficient notice for compliance with this provision if given no later than the time other managers or clients, similarly situated to Manager, are notified.

L.	It has or will provide the Manager and the Lead Adviser with a current and complete copy of the Underlying Adviser’s Form ADV, and will provide each such party with the current supplements or amendments thereto annually or as otherwise required by law, rule, regulation or reasonable request of Manager and, if required by the Commodity Exchange Act of 1936, as amended, or the rules and regulations thereunder promulgated by the Commodity Futures Trading Commission (“CFTC”), the Underlying Adviser shall provide Lead Adviser and the Trust with a written explanation of the reason why it is not required to deliver a disclosure document as an exempt commodity trading adviser under CFTC Rule 4.7(c) or similar CFTC rule or regulation.

M.	It shall provide the Manager and the Lead Adviser with a current list of persons the Underlying Adviser wishes to have authorized to give instructions to the Trust’s Custodian regarding assets of the Funds.

N.	It shall be responsible for the filing of Schedule 13D/13G and Form 13F, and any non-U.S. securities filing equivalents of these filings, on behalf of the Trust reflecting holdings over which the Underlying Adviser and its affiliates have investment and/or voting discretion.

O.	It shall provide reasonable assistance to the Manager, the Lead Adviser, the Trust or its agent in processing class action paperwork, for any security held within the Allocated Portion managed by the Underlying Adviser; provided, however, that the Manager shall remain ultimately responsible for pursuing any such class action claims.

P.	It shall promptly notify the Manager if the Underlying Adviser becomes aware that it or any of its “affiliated persons,” as defined in Section 2(a)(3) of the Investment Company Act, of the Adviser is or has been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction or regulatory authority, from acting as an investment adviser or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security, as set forth in Section 9 of the Investment Company Act;

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Q.	It shall report quarterly, or upon reasonable request of the Manager, to the Manager and the Lead Adviser on the investment program for the Funds and the issuers and securities represented in the Funds, and furnish the Manager and the Lead Adviser, with respect to the Funds, such periodic and special reports as the Manager and the Lead Adviser may reasonably request, including, but not limited to, reports concerning transactions and performance of each Fund, reports regarding compliance with the Trust’s procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the Investment Company Act, Section 28(e) of the Exchange Act, compliance with respect to Investment Guidelines and restrictions, trade errors, liquidity determinations, and compliance with the Underlying Adviser’s Code of Ethics, and such other procedures or requirements that the Manager and the Lead Adviser may reasonably request from time to time.

R.	It shall promptly review the Trust’s prospectus and statement of additional information applicable to the Funds, and any amendments or supplements thereto, provided to the Underlying Adviser by the Manager or the Lead Adviser which relate to the Underlying Adviser or the Funds and confirm, after having had the opportunity to review such materials, that, to its knowledge with respect to the disclosure respecting or relating to the Underlying Adviser or the Allocated Portion of the Funds, including any performance information the Underlying Adviser provides that is included in or serves as the basis for information included in the prospectus or statement of additional information, such prospectus or statement of additional information contains no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Underlying Adviser further agrees to notify the Manager and the Lead Adviser promptly of any material fact known to the Underlying Adviser respecting or relating to the Underlying Adviser that is not contained in the prospectus or statement of additional information for the Trust, or any amendment or supplement thereto, but which was required to be stated therein or necessary to make the statements contained therein not misleading, or of any statement respecting or relating to the Underlying Adviser contained therein that becomes untrue in any material respect. With respect to the disclosure respecting the Allocated Portion of each Fund, the Underlying Adviser represents and agrees that the description in the Trust’s prospectus and statement of additional information regarding investment objectives and strategies is consistent with the manner in which the Underlying Adviser intends to manage the Allocated Portion, and the description of principal risks is consistent with principal risks known to the Underlying Adviser that arise in connection with the manner in which the Underlying Adviser intends to manage the Allocated Portion. The Underlying Adviser further agrees to notify the Manager and the Lead Adviser immediately in the event that the Underlying Adviser becomes aware that the prospectus or statement of additional information for a Fund is inconsistent in any material respect with the manner in which the Underlying Adviser is managing the Allocated Portion, and in the event that the principal risks description is inconsistent in any material respect with the principal risks known to the Underlying Adviser that arise in connection with the manner in which the Underlying Adviser is managing the Allocated Portion. In addition, the Underlying Adviser agrees to comply with the Manager and the Lead Adviser’s reasonable request for information regarding the personnel of the Underlying Adviser who are responsible for the day-to-day management of the Allocated Portion as may be required to be disclosed in the prospectus or statement of additional information.

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S.	Upon reasonable request, provide sub-certifications to the principal executive and financial officers of the Trust (the “certifying officers”) that support the certifications required to be made by the certifying officers in connection with the preparation and/or filing of the Trust’s Form N-CSRs, N-Qs, shareholder reports, financial statements, and other disclosure documents or regulatory filings, in such form and content as the Trust shall reasonably request or in accordance with procedures adopted by the Trust and disclosed to the Underlying Adviser in advance in writing.

T.	It shall timely provide to the Manager, the Lead Adviser and the Trust, all information and documentation they may reasonably request as necessary or appropriate in order for the Manager, the Lead Adviser and the Board to oversee the activities of the Underlying Adviser and in connection with the compliance by any of them with the requirements of this Agreement, the Registration Statement, the policies and procedures referenced herein, and any applicable law, including, without limitation, (i) information and commentary relating to the Underlying Adviser or the Allocated Portion of the Funds for the Trust’s annual and semi-annual reports (for the avoidance of doubt, such commentary shall only be required in respect of the Trust’s annual report), in a format reasonably approved by the Manager, together with (A) a sub-certification that such information and commentary discuss all of the factors that materially affected the performance of the Funds with respect to the Allocated Portion, including the relevant market conditions and the investment techniques and strategies used and (B) additional sub-certifications related to the Underlying Adviser’s management of the Trust in order to support the Trust’s filings on Form N-CSR, Form N-Q and other applicable forms, and the Trust’s Principal Executive Officer’s and Principal Financial Officer’s certifications under Rule 30a-2 under the Investment Company Act, thereon; (ii) within 20 calendar days of a quarter-end, a quarterly certification with respect to compliance and operational matters related to the Underlying Adviser and the Underlying Adviser’s management of the Allocated Portion of the Funds (including, without limitation, compliance with the applicable procedures), in a format reasonably requested by the Manager, as it may be amended from time to time; and (iii) an annual certification from the Underlying Adviser’s Chief Compliance Officer, appointed under Rule 206(4)-7 under the Advisers Act with respect to the design and operation of the Underlying Adviser’s compliance program, in a format reasonably requested by the Manager or the Trust.

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U.	Except as prohibited by applicable law, regulation or administrative order, it shall promptly notify Lead Adviser and the Manager of the occurrence of any of the following events: (i) the departure, replacement, unavailability (other than short-term unavailability) or addition of a chief financial officer or controller, chief operating officer, chief compliance officer, chief risk officer (or such other persons the responsibilities for which would reasonably be performed by a person holding one of the foregoing titles, howsoever described by Underlying Adviser) or any Key Portfolio Manager(s) responsible for the Allocated Portion of the Funds as identified from time to time, in writing and provided to the Manager and Lead Adviser, by the Underlying Adviser (each, a “Key Portfolio Manager”), (ii) any actual or expected change of a portfolio management strategy, (iii) any actual or expected change in control or management, within the meaning of Section 15 of the Investment Company Act and the relevant rules thereunder, of the Underlying Adviser or (iv) any other material matter that the Underlying Adviser reasonably believes would require disclosure to the Board and/or shareholders of the Funds, such notification to be deemed sufficient notice for compliance with this provision if given no later than the time other managers or clients, similarly situated to Manager, are notified.

V.	It shall provide the Manager and the Lead Adviser within a reasonable amount of time with such other compliance reports and certifications relating to its duties under this Agreement and the federal securities laws as may be reasonably necessary.

8.           Representations, warranties and covenants of the Manager. The Manager represents, warrants and covenants that:

A.	It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it, and it will continue to be so organized and in good standing for so long as this Agreement remains in effect.

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B.	(i) is registered as an “investment adviser” with the SEC under the Advisers Act and will continue to be so registered or licensed for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act or the Advisers Act from performing the services contemplated by this Agreement, the Investment Management Agreement or the Lead Adviser Management Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, and correct promptly any violations that have occurred; (v) has materially met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency.

C.	Although it is registered as a commodity pool operator, it is relying on the exclusion in CFTC Regulation 4.5 with respect to each Fund, has timely filed the required notice under CFTC Regulation 4.5, and will reaffirm it annually as required.

D.	Each Fund is a “qualified eligible person” as that term is defined under CFTC Rule 4.7 and the Manager consents on behalf of each Fund to such Fund being treated as an exempt account under CFTC Rule 4.7.

E.	The Manager will promptly notify the Lead Adviser and the Underlying Adviser of the occurrence of any event which would disqualify the Manager from serving as an investment adviser of an investment company pursuant to Section 9 of the Investment Company Act or otherwise. Except as prohibited by applicable law, regulation or administrative order, the Manager will also notify the Lead Adviser and the Underlying Adviser, as soon as is reasonably practicable, if it is served or otherwise receives notice of any action, suit, proceeding, or investigation, at law or in equity, before or by any court, public board or body, including but not limited to the SEC and the CFTC, involving the affairs of a Fund.

F.	To the best of its knowledge, there are no material pending actions, suits, proceedings, or investigations before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel to which the Manager or any of its directors, officers, employees, partners, shareholders, members or principals, or any of its affiliates is a party or to which it or its affiliates or any of its or its affiliates’ assets are subject, nor has the Manager or any of its affiliates received any notice of an investigation or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of its or their activities, which might reasonably be expected to result in (i) a material adverse effect on the Trust or (ii) a material adverse change in the Manager’s condition (financial or otherwise) or business, which might reasonably be expected to materially impair the Manager’s ability to discharge its obligations under this Agreement, the Investment Management Agreement or the Lead Adviser Management Agreement. Except as prohibited by applicable law, regulation or administrative order, the Manager will also notify the Underlying Adviser, as soon as is reasonably practicable, if the representation in this subsection is no longer accurate.

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G.	It shall maintain a written Code of Ethics complying with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. The Manager shall institute procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1), from violating its Code of Ethics. Further, the Manager represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Manager and its employees.

H.	It has adopted and implemented, and throughout the term of this Agreement shall maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Manager and its supervised persons, and, to the extent the activities of the Manager in respect of the Trust could affect the Trust, by the Trust, of “federal securities laws” (as defined in Rule 38a-1 under the Act) with respect to the services to be provided by the Manager pursuant to this Agreement, the Investment Management Agreement or the Lead Adviser Management Agreement. Except as prohibited by applicable law, regulation or administrative order, the Manager agrees to promptly notify the Lead Adviser and the Underlying Adviser of any compliance violations which materially affect the Allocated Portion or the Funds.

I.	It shall comply with the Trust’s policy on selective disclosure of portfolio holdings of the Funds as described in the Trust’s current Registration Statement.

J.	It shall treat confidentially and as proprietary all non-public, proprietary or confidential records and other information relating to the Underlying Adviser, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under the Investment Management Agreement or the Lead Adviser Management Agreement, the Manager and the Trust, except after prior notification to and approval in writing by the Underlying Adviser or when so requested by the Underlying Adviser or required or requested (as advised by counsel) by law, regulation, regulation of any self-regulatory organization, court order or other judicial process. The confidentiality restrictions of this paragraph shall not apply to any records or other information that (i) is or becomes publicly available other than as a result of a disclosure by the Manager or its representatives in violation of this paragraph; (ii) is or becomes available to the Manager or its representatives from a source other than another party to this Agreement, which source, to the knowledge of the Manager or its representatives, does not have an obligation of confidentiality to another party to this Agreement with respect to such information; (iii) was already in the Manager’s possession or the possession of its representatives prior to receiving such information from another party to this Agreement; or (iv) is developed independently by the Manager or its representatives without use of such information or records. Other than as anticipated or required under its duties or obligations under this Agreement, the Manager agrees that it will not use the information provided by the Underlying Adviser to trade for its own account or for the account of any other person or to try to “reverse engineer” the investment and trading methodologies and strategies of the Underlying Adviser.

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K.	It has reviewed the Trust’s prospectus and statement of additional information applicable to the Funds, and any amendments or supplements thereto, and confirms that the information included in such prospectus and statement of additional information, as it relates to the Funds and the Manager, contains no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Manager further agrees to notify the Underlying Adviser promptly of any material fact known to the Manager respecting or relating to the Funds that is not contained in the prospectus or statement of additional information for the Trust, or any amendment or supplement thereto, but which was required to be stated therein or necessary to make the statements contained therein not misleading, or of any statement respecting or relating to the Funds contained therein that becomes untrue in any material respect.

L.	It has procedures in place which comply with all relevant anti-money laundering and privacy principles applicable to it, and any solicitations and other activities by the Manager in connection with the Trust have been and will be conducted in accordance with applicable laws, rules and regulations.

M.	This Agreement has been properly approved according to applicable laws, rules and regulations.

N.	The Trust is registered as an investment company under the Investment Company Act and will maintain such registration for so long as this Agreement and the Investment Management Agreement with respect to a Fund remain in effect.
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9.           Representations, warranties and covenants of the Lead Adviser. The Lead Adviser represents, warrants and covenants that:

A.	It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it, and it will continue to be so organized and in good standing for so long as this Agreement remains in effect.

B.	It (i) is registered as an “investment adviser” with the SEC under the Advisers Act and will continue to be so registered or licensed for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act or the Advisers Act from performing the services contemplated by this Agreement and the Lead Adviser Management Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, and correct promptly any violations that have occurred; (v) has materially met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency.

C.	It is registered as a commodity trading advisor with the U.S. Commodity Futures Trading Commission (“CFTC”) and is a member in good standing of the U.S. National Futures Association (the “NFA”) or duly exempt from such registration and it will maintain such registration or exemptions continuously during the term of this Agreement or, alternatively, will become a commodity trading advisor duly registered with the CFTC and will be a member in good standing with the NFA.

D.	Each Fund is a “qualified eligible person” as that term is defined under CFTC Rule 4.7 and the Lead Adviser consents on behalf of each Fund to such Fund being treated as an exempt account under CFTC Rule 4.7.

E.	The Lead Adviser will promptly notify the Underlying Adviser of the occurrence of any event which would disqualify the Lead Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the Investment Company Act or otherwise. Except as prohibited by applicable law, regulation or administrative order, the Lead Adviser will also notify the Underlying Adviser, as soon as is reasonably practicable, if it is served or otherwise receives notice of any action, suit, proceeding, or investigation, at law or in equity, before or by any court, public board or body, including but not limited to the SEC and the CFTC, involving the affairs of a Fund.

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F.	To the best of its knowledge, there are no material pending actions, suits, proceedings, or investigations before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel to which the Lead Adviser or any of its directors, officers, employees, supervised persons, partners, shareholders, members or principals, or any of its affiliates is a party or to which it or its affiliates or any of its or its affiliates’ assets are subject, nor has the Lead Adviser or any of its affiliates received any notice of an investigation by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of its or their activities, which might reasonably be expected to result in (i) a material adverse effect on the Trust or (ii) a material adverse change in the Lead Adviser’s condition (financial or otherwise) or business, which might reasonably be expected to materially impair the Lead Adviser’s ability to discharge its obligations under this Agreement or the Lead Adviser Management Agreement. Except as prohibited by applicable law, regulation or administrative order, the Lead Adviser will also notify the Underlying Adviser, as soon as is reasonably practicable, if the representation in this subsection is no longer accurate.

G.	It shall maintain a written Code of Ethics complying with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. The Lead Adviser shall institute procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1), from violating its Code of Ethics. Further, the Lead Adviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Lead Adviser and its employees.

H.	It has adopted and implemented, and throughout the term of this Agreement shall maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Lead Adviser and its supervised persons, and, to the extent the activities of the Lead Adviser in respect of the Trust could affect the Trust, by the Trust, of “federal securities laws” (as defined in Rule 38a-1 under the Act) with respect to the services to be provided by the Lead Adviser pursuant to the Lead Adviser Management Agreement. Except as prohibited by applicable law, regulation or administrative order, the Lead Adviser agrees to promptly notify the Underlying Adviser of any compliance violations which materially affect the Allocated Portion or the Funds.

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I.	It shall comply with the Trust’s policy on selective disclosure of portfolio holdings of the Funds as described in the Trust’s current Registration Statement.

J.	It shall treat confidentially and as proprietary all non-public, proprietary or confidential records and other information relating to the Underlying Adviser disclosed hereunder, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under the Lead Adviser Management Agreement, except after prior notification to and approval in writing by the Underlying Adviser or when so requested by the Underlying Adviser or required or requested (as advised by counsel) by law, regulation, regulation of any self-regulatory organization, court order or other judicial process. The confidentiality restrictions of this paragraph shall not apply to any records or other information that (i) is or becomes publicly available other than as a result of a disclosure by the Lead Adviser or its representatives in violation of this paragraph; (ii) is or becomes available to the Lead Adviser or its representatives from a source other than another party to this Agreement, which source, to the knowledge of the Lead Adviser or its representatives, does not have an obligation of confidentiality to another party to this Agreement with respect to such information; (iii) was already in the Lead Adviser’s possession or the possession of its representatives prior to receiving such information from another party to this Agreement; or (iv) is developed independently by the Lead Adviser or its representatives without use of such information or records. The Lead Adviser agrees that it will not use the information provided by the Underlying Adviser to trade for its own account or for the account of any other person or to try to “reverse engineer” the investment and trading methodologies and strategies of the Underlying Adviser.

K.	It has reviewed the Trust’s prospectus and statement of additional information applicable to the Funds, and any amendments or supplements thereto, and confirms that, to its knowledge, the information contained in such prospectus and statement of additional information, and any amendments or supplements thereto, that was furnished by the Lead Adviser or consists of statements made in reliance upon information furnished by the Lead Adviser contains no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Lead Adviser further agrees to notify the Underlying Adviser and the Manager promptly of any material fact known to the Lead Adviser respecting or relating to the Funds that is not contained in the prospectus or statement of additional information for the Trust, or any amendment or supplement thereto, but which was required to be stated therein or necessary to make the statements contained therein not misleading, or of any statement respecting or relating to the Funds contained therein that becomes untrue in any material respect.
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10.         Proxies and Other Shareholder Actions.

A.	Unless otherwise directed in writing by the Manager or the Lead Adviser, the Underlying Adviser shall receive and exercise, and is hereby authorized to receive and exercise, the voting rights (or abstain from the exercise thereof) with respect to any and all proxies regarding the assets in the Allocated Portion of the Funds in the best interest of Fund shareholders and in accordance with the Underlying Adviser’s then current proxy voting policy and procedures, a copy of which has been provided to the Manager and the Lead Adviser. The Underlying Adviser shall report to the Manager and the Lead Adviser annually or upon request a record of all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX), including a record of all proxies not voted and/or voted inconsistently with Underlying Adviser’s proxy voting guidelines. The Underlying Adviser shall certify at least annually, or more often as may reasonably be requested by the Manager and the Lead Adviser, as to the compliance of its proxy voting policies and procedures with applicable federal statutes and regulations. The Manager and the Lead Adviser reserve the right, upon prior notice to the Underlying Adviser, to exercise voting rights on any assets held in the Allocated Portion of the Funds on an individual security or ongoing basis.

B.	The Underlying Adviser is authorized to deal with reorganizations, exchange offers and other voluntary corporate actions with respect to securities held in the Allocated Portion of the Funds in such manner as the Underlying Adviser deems advisable, unless the Trust or the Manager otherwise specifically directs in advance in writing. It is acknowledged and agreed that the Underlying Adviser shall have no obligation or be responsible for the filing of claims (or otherwise causing the Trust to participate) in any bankruptcy proceedings or class action litigation or settlements or similar proceedings in which a Fund may participate related to securities currently or previously associated with the Allocated Portion of the Funds or to investigate, initiate, supervise or monitor such proceedings or litigation, however it shall provide reasonable assistance to the Manager, the Trust or its agent in processing class action paperwork, for any security held or previously held within the Allocated Portion managed by the Underlying Adviser. With the Manager’s approval, on a case-by-case basis the Underlying Adviser may, but shall not be obligated to, obtain the authority and take on the responsibility to: (i) identify, evaluate and pursue legal claims, including commencing or defending suits, affecting the securities held at any time in the Allocated Portion of the Funds, including claims in bankruptcy, class action securities litigation and other litigation; (ii) participate in such litigation or related proceedings with respect to such securities as the Underlying Adviser deems appropriate to preserve or enhance the value of the Allocated Portion of the Funds, including filing proofs of claim and related documents and serving as “lead plaintiff” in class action lawsuits; (iii) exercise generally any of the powers of an owner with respect to the supervision and management of such rights or claims, including the settlement, compromise or submission to arbitration of any claims, the exercise of which the Underlying Adviser deems to be in the best interest of the Allocated Portion of the Funds or required by applicable law and (iv) employ suitable agents, including legal counsel, and to pay their reasonable fees, expenses and related costs from the Allocated Portion of the Funds.

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11.        Compensation of the Underlying Adviser. For the services to be rendered by the Underlying Adviser as provided in this Agreement, the Lead Adviser shall pay to the Underlying Adviser compensation at the rate specified in Schedule B attached hereto and made a part of this Agreement. Such compensation shall be accrued daily and paid to the Underlying Adviser monthly in arrears, and the Lead Adviser shall calculate the fee by applying the annual percentage rate(s) as specified in the attached Schedule B to the average daily net assets of the Allocated Portion of the specified Funds during the relevant month. Solely for the purpose of calculating the applicable annual percentage rates specified in the attached Schedule B, there shall be included such other assets as are specified in said Schedule B. The Lead Adviser is solely responsible for the payment of fees to the Underlying Adviser.

Unless otherwise agreed to in this Agreement, the Underlying Adviser shall bear all expenses incurred by it and its staff with respect to all activities in connection with the performance of the Underlying Adviser’s services under this Agreement, including but not limited to personnel, salaries, benefits, overhead, travel, preparation of reports, office space, furnishings and equipment. All other expenses to be incurred in the operation of a Fund (other than those to be borne by the Manager or the Lead Adviser as disclosed in the then current Prospectus and Statement of Additional Information) will be borne by the Fund, except to the extent specifically assumed by the Underlying Adviser. Upon request by the Manager, the Underlying Adviser agrees to reimburse the Manager for reasonable costs associated with certain supplements to the Fund’s disclosure documents (“Supplements”). Such Supplements are those generated solely due to changes with respect to the Underlying Adviser requiring prompt disclosure in the Trust’s prospectus, statement of additional information, and/or information statement and for which, at the time of notification by the Underlying Adviser to the Manager and the Lead Adviser of such changes, the Trust is not already generating a supplement for other purposes or for which the Manager may not be able to reasonably add such changes to a pending supplement. Such changes with respect to the Underlying Adviser include, but are not limited to, changes to its structure, to key investment personnel, to investment style or management. The Underlying Adviser shall reimburse the Manager or the Trust, as applicable, for the reasonable costs associated with generating such Supplements, and/or proxy expenses solely related to approving a change in control of the Underlying Adviser. Reimbursable costs may include, but are not limited to, reasonable costs of preparation, filing, printing, postage, and/or distribution of such Supplements to all existing Fund shareholders.

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12.        Information and Reports.

A.	The Underlying Adviser shall keep the Trust, the Manager and the Lead Adviser informed of developments relating to its duties as the Underlying Adviser of which the Underlying Adviser has, or should have, knowledge that would materially affect the Funds. In this regard, the Underlying Adviser shall provide the Trust, the Manager and the Lead Adviser and their respective officers with such periodic reports concerning the obligations the Underlying Adviser has assumed under this Agreement as the Trust, the Manager and the Lead Adviser may from time to time reasonably request. In addition, prior to each regular quarterly meeting of the Board, or as otherwise reasonably requested, the Underlying Adviser shall provide the Manager, the Lead Adviser and the Board with reports regarding the Underlying Adviser’s management of the Allocated Portion of the Funds during the most recently completed quarter, which reports: (i) shall include the Underlying Adviser’s representation that its performance of its investment management duties hereunder is in compliance with the Funds’ investment objectives and investment policies, the Investment Company Act and applicable rules and regulations under the Investment Company Act, and applicable Investment Guidelines provided to the Underlying Adviser by the Lead Adviser, and, solely with respect to the Allocated Portion, the diversification and minimum “good income” requirements of Subchapter M under the Internal Revenue Code of 1986, as amended, and (ii) otherwise shall be in such form as may be mutually agreed upon by the Underlying Adviser and the Manager and Lead Adviser.

B.	Each of the Manager, the Lead Adviser and the Underlying Adviser shall provide the other party with a list, to the best of their respective knowledge, of each affiliated person (and any affiliated person of such an affiliated person) of the Manager, Lead Adviser or the Underlying Adviser, as the case may be, which list provided by the Manager shall also include each affiliated person (and any affiliated person of such an affiliated person) of each Fund, and each of the Manager, Lead Adviser and Underlying Adviser agrees promptly to update and deliver such list whenever the Manager, Lead Adviser or the Underlying Adviser becomes aware of any changes that should be added to or deleted from the list of affiliated persons.

C.	The Underlying Adviser shall also provide the Trust, the Manager and Lead Adviser with any information reasonably requested by the Manager or Lead Adviser regarding its management of the Allocated Portion of the Funds required for any shareholder report, amended Registration Statement, or prospectus supplement to be filed by the Trust with the SEC, and such other information with regard to its affairs as the Manager or Lead Adviser may reasonably request.

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D.	The Manager shall make available to the Underlying Adviser copies of the Trust prospectus, statement of additional information, and shareholder reports, and also provide the Certificate of Trust, Agreement and Declaration of Trust, Bylaws, Compliance Policies and Procedures of the Trust, and any amendments thereto. The Underlying Adviser will be provided a reasonable opportunity to review any description of the Underlying Adviser set forth in the Trust prospectus, statement of additional information and shareholder reports which will be clearly marked to indicate that they are documents of the Trust and/or the Fund rather than of the Underlying Adviser. If the Underlying Adviser ceases to furnish services to the Trust, the Trust at its expense shall, if applicable, as promptly as practicable, take all necessary action to cause the Trust prospectus, statement of additional information and shareholder reports to be amended to accomplish a change of name to eliminate any reference to the Underlying Adviser, and within 60 days after such date, shall cease to use in any other manner, including use in any sales literature or promotional material, the Underlying Adviser’s name (except as necessary or reasonably desirable to identify historical service providers).

13.         Status of Underlying Adviser. The subadvisory services of the Underlying Adviser to the Trust are not to be deemed exclusive, although the Underlying Adviser acknowledges its fiduciary duty to the Funds, and the Underlying Adviser and its directors, officers, partners, employees, supervised persons and affiliates shall be free to render similar services to others. Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to require the Underlying Adviser to devote any minimum amount of time or attention to the management of a Fund. The Underlying Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Manager, the Lead Adviser or the Trust in any way or otherwise be deemed an agent to the Manager, the Lead Adviser or the Trust or any Fund in any way, and nothing in this Agreement shall be construed as making the Trust, a Fund, the Manager or the Lead Adviser a partner or co-venturer with the Underlying Adviser or any of the Underlying Adviser’s affiliates. It is acknowledged and agreed that the Lead Adviser may appoint from time to time other Underlying Advisers in addition to the Underlying Adviser to manage the assets of the Funds that do not constitute the Allocated Portion and nothing in this Agreement shall be construed or interpreted to grant the Underlying Adviser an exclusive arrangement to act as the sole Underlying Adviser to the Funds. It is further acknowledged and agreed that the Manager and Lead Adviser make no commitment to designate any portion of the Funds’ assets to the Underlying Adviser as the Allocated Portion. The Manager and the Lead Adviser acknowledge and agree that the Underlying Adviser may give advice or take action with respect to other investment entities that it manages that differs from the advice given with respect to the Allocated Portion. The Manager and Lead Adviser acknowledge and agree that the Underlying Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Allocated Portion or that the Allocated Portion will perform comparably with any standard or index or on an absolute basis, including the Underlying Adviser’s other clients, whether public or private.

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14.         Certain Records. The Underlying Adviser shall maintain with respect to the Allocated Portion all records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act or the Derivatives Recordkeeping and Reporting Rules, including without limitation those set forth in Schedule A to this Agreement, and any of such records that are prepared or maintained by the Underlying Adviser shall be made available to the Manager, the Lead Adviser or the Trust and will be provided promptly to the Manager, the Lead Underlying Adviser or Trust on request, provided, however, that the Underlying Adviser shall be entitled to retain a copy of and use such records and is hereby given an irrevocable, perpetual worldwide license to use such records and its track record with respect to the Allocated Portion for any purpose and this Section shall survive the termination of this Agreement.

15.         Liability and Indemnification by Parties

A.	Neither the Underlying Adviser, nor any of its directors, officers, members, partners, employees, supervised persons, or affiliated persons (within the meaning of Section 2(a)(3) of the Investment Company Act), nor any person who, within the meaning of Section 15 of the Securities Act, controls the Underling Adviser (collectively, the “Underlying Adviser Affiliates”) shall have any liability to the Trust, its shareholders, the Manager, the Lead Adviser, any affiliated person of the Manager or the Lead Adviser within the meaning of Section 2(a)(3) of the Investment Company Act, any person who, within the meaning of Section 15 of the Securities Act, controls the Trust, the Manager or the Lead Adviser or any third party arising out of or related to this Agreement, provided however, that the Underlying Adviser agrees to indemnify and hold harmless the Trust, the Manager, the Lead Adviser, any affiliated person of the Manager or the Lead Adviser within the meaning of Section 2(a)(3) of the Investment Company Act, and each person, if any, who, within the meaning of Section 15 of the Securities Act, controls the Trust, the Manager or the Lead Adviser, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses, the “Losses”), to which the Trust, the Manager, the Lead Adviser or such affiliated person or controlling person may become subject under the securities laws, any other federal or state law, at common law or otherwise, arising out of (i) the Underlying Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the Underlying Adviser’s obligations and/or duties under this Agreement by the Underlying Adviser or by any of the Underlying Adviser Affiliates acting on behalf of the Underlying Adviser or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the Underlying Adviser or the omission to state therein a material fact which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Lead Adviser, the Manager or the Trust by the Underlying Adviser or any Underlying Adviser Affiliate for use therein and not superseded by revisions furnished to the Lead Adviser, the Manager or the Trust by the Underlying Adviser or any Underlying Adviser Affiliate prior to the publication of the relevant document or communication. The indemnification in this Section shall survive the termination of this Agreement.

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B.	The Lead Adviser agrees to indemnify and hold harmless the Underlying Adviser and any of the Underlying Adviser Affiliates, against any and all Losses to which the Underlying Adviser or an Underlying Adviser Affiliate may become subject under the securities laws, any other federal or state law, at common law or otherwise, arising out of (i) the Lead Adviser’s, willful misfeasance, bad faith, gross negligence, or reckless disregard of the Lead Adviser’s obligations and/or duties under this Agreement or the Lead Adviser Management Agreement by the Lead Adviser or by any of its directors, officers, partners, employees, supervised persons, agents, or any affiliate acting on behalf of the Lead Adviser; (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the Lead Adviser or the omission to state therein a material fact which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished by the Lead Adviser or any of its directors, officers, partners, employees, supervised persons, agents, or any affiliate acting on behalf of the Lead Adviser for use therein; or (iii) the conduct of any other underlying adviser to a Fund. The indemnification in this Section shall survive the termination of this Agreement.

C.	The Manager agrees to indemnify and hold harmless the Underlying Adviser and any of the Underlying Adviser Affiliates, against any and all Losses to which the Underlying Adviser or an Underlying Adviser Affiliate may become subject under the securities laws, any other federal or state law, at common law or otherwise, arising out of (i) the Manager’s, willful misfeasance, bad faith, gross negligence, or reckless disregard of the Manager’s obligations and/or duties under this Agreement or the Investment Management Agreement by the Manager or by any of its directors, officers, employees, supervised persons, agents, or any affiliate acting on behalf of the Manager; (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the Manager or the omission to state therein a material fact which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was not made in reliance upon information furnished to the Manager by the Lead Adviser or the Underlying Adviser or any director, officer, agent, supervised person or employee of the Lead Adviser or any Underlying Adviser Affiliate for use therein, or (iii) the conduct of any other underlying adviser to a Fund. The indemnification in this Section shall survive the termination of this Agreement.

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D.	A party seeking indemnification hereunder (the “Indemnified Party”) will (i) provide prompt notice to the other of any claim for which it intends to seek indemnification, (ii) grant control of the defense and/or settlement of the claim to the other party, and (iii) cooperate with the other party in the defense thereof. The Indemnified Party will have the right at its own expense to participate in the defense of any claim, but will not have the right to control the defense, consent to judgment or agree to the settlement of any claim without the written consent of the other party. The party providing the indemnification will not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified Party.

E.	No party will be liable to another party for lost profits under any provision of this Agreement.

16.        Permissible Interests. To the extent permitted by law, Trustees, agents, and shareholders of the Trust are or may be interested in the Underlying Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Underlying Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Underlying Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise; provided that all such interests shall be fully disclosed in the Trust’s registration statement as required by law.

17.        Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue for two years after its execution as to each Fund and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Fund; provided, however, that if the shareholders of any Fund fail to approve the Agreement as provided herein, the Underlying Adviser may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act and rules thereunder. The foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder. This Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Manager or the Lead Adviser upon not less than thirty (30) days nor more than sixty (60) days prior notice to the other parties hereto, by vote of a majority of the Board of the Trust or by vote of a majority of the outstanding voting securities of a Fund on not less than thirty (30) days nor more than sixty (60) days written notice to the Underlying Adviser, or by the Underlying Adviser at any time without the payment of any penalty, on not less than thirty (30) days written notice to the Manager and the Lead Adviser. This Agreement will automatically and immediately terminate in the event of its assignment. For the avoidance of doubt, the Lead Adviser may from time to time, and at any time, decrease the Allocated Portion.

A notice period provided in this Section may be waived by the party(ies) required to be notified, in their absolute discretion.

Unless otherwise described in this Agreement, the terms “affiliated person”, “assignment,” “interested persons,” and a “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the Investment Company Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC under said Act.

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This Agreement may also be terminated without the payment of any penalty, by the Manager, Lead Adviser or the Trust immediately by written notice to the Underlying Adviser upon: (i) a material breach by the Underlying Adviser of this Agreement which is not promptly cured (to the extent that such breach is curable); or (ii) the Underlying Adviser or any officer or director of the Underlying Adviser having been found ineligible to serve in their respective capacity under Section 9 of the Investment Company Act. This Agreement may also be terminated, without the payment of any penalty, by the Underlying Adviser immediately by written notice to the Lead Adviser upon: (i) a material breach by the Manager or the Lead Adviser of this Agreement which is not promptly cured (to the extent that such breach is curable); or (ii) the Manager or the Lead Adviser or any officer or director of the Manager or the Lead Adviser having been found ineligible to serve in their respective capacity under Section 9 of the Investment Company Act.

18.         Severability. If any provision of this Agreement shall be held or made invalid or unenforceable by a court of competent jurisdiction, statute, rule or otherwise, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable. If it cannot be so modified, rewritten or interpreted to be valid and enforceable in any respect, it will not be given effect, and the remainder of the Agreement will be enforced as if such provision had never been included.

19.         Amendments. This Agreement may be amended by mutual written consent, subject to approval by the Board and the Fund’s shareholders to the extent required by the Investment Company Act, subject to such exemptions as may be granted by the SEC under said Act.

20.         Due Diligence

A.	The Underlying Adviser will use commercially reasonable efforts to respond to annual due diligence questionnaires provided to the Underlying Adviser by or on behalf of the Lead Adviser, the Manager or the Trustees of the Funds within two (2) weeks from the Underlying Adviser’s receipt of any such questionnaire.

B.	The Underlying Adviser agrees to make available to the Lead Adviser, from time to time at its reasonable request, during the Underlying Adviser’s regular business hours, certain senior members of the Underlying Adviser’s investment and back-office teams for purposes of discussing the Underlying Adviser’s business and operations and the performance of the Fund.

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C.	The Underlying Adviser agrees to allow the Trust’s chief compliance officer and/or the Lead Adviser and its representatives, from time to time at its reasonable request, during the Underlying Adviser’s regular business hours, to inspect mutually agreed upon records pertaining to the Underlying Adviser’s internal control and compliance procedures relating to the Allocated Portion.

21.         Miscellaneous.

A.	Third-Party Beneficiary. The Trust is an intended third-party beneficiary under this Agreement and is entitled to enforce this Agreement as if it were a party thereto.

B.	Governing Law and Venue. This Agreement shall be governed by the laws of Texas without giving effect to any conflict of laws provisions thereof.

C.	Use of Name. The Underlying Adviser authorizes the Manager and the Lead Adviser’s use of the Underlying Adviser’s name and logo during the term of this Agreement in connection with the marketing of the Fund(s), including but not limited to, the Fund(s)’ registration statements and fact sheets. In addition, the Manager and the Lead Adviser each acknowledges and agrees that it has no rights in or to the Underlying Adviser’s name and logo beyond the limited use rights granted herein.

D.	Counterparts. This Agreement may be executed in several counterparts (including executed counterparts delivered and exchanged by facsimile transmission), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

E.	No Implied Waiver. Either party’s failure to insist in any one or more instances upon strict performance by the other party of the terms of this Agreement shall not be construed as a waiver of any continuing or subsequent failure to perform or delay in performance of any term hereof.

F.	Entire Agreement. This Agreement, together with the Schedules attached hereto, constitutes the entire agreement and understanding between the parties and supersedes any and all prior or contemporaneous understandings and agreements, whether oral or written, between the parties, with respect to the subject matter hereof.

G.	Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

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H.	Notices. Any notices required to be given hereunder may be delivered by hand, facsimile, deposited with a nationally recognized overnight carrier, or mailed by certified mail, return receipt requested, postage prepaid, in each case, to the address of the other party listed below (or such other address as may be furnished by a party in accordance with this paragraph). All such notices or communications shall be deemed to have been given and received (a) in the case of personal delivery, email or facsimile, on the date of such actual receipt by the intended recipient of the delivery, (b) in the case of delivery by a nationally recognized overnight carrier, the earlier of (i) the date of receipt or (ii) the third business day following dispatch and (c) in the case of mailing, on the seventh business day following such mailing. All such notices shall be delivered to:

If to the Manager:

American Beacon Advisors, Inc.

220 East Las Colinas Blvd., Suite 1200

Irving, TX 75039

Attention:   Chief Investment Officer

Facsimile:    817-391-6131

with a copy to General Counsel at the same address.

If to the Lead Adviser:

Grosvenor Capital Management, L.P.

900 North Michigan Ave., Suite 1100

Chicago, IL 60611

Attention: General Counsel with a copy to Client Services at the same address.

Email: legal@gcmlp.com; client.services@gcmlp.com

If to the Underlying Adviser:

Pine River Capital Management, L.P.

601 Carlson Parkway, Suite 330

Minnetonka, MN 55305

Attention: Legal

Email: legal@prcm.com

22.        Trust and Shareholder Liability. The Underlying Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more Fund, the obligations hereunder shall be limited to the respective assets of that Fund. The Underlying Adviser further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Board or any individual Trustee of the Trust.

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A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is not binding upon any of the Trustees, officers, or shareholders of the Trust individually.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION, IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

Pine River Capital Management L.P.		American Beacon Advisors, Inc.

By:	/s/ Brian Taylor	By:	/s/ Jeffrey K. Ringdahl

Name:	Brian Taylor		Jeffrey K. Ringdahl

Title:	Chief Executive Officer		Chief Operating Officer

Grosvenor Capital Management, L.P.

By:	/s/ Burke Montgomery

Name:	Burke Montgomery

Title:	General Counsel

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SCHEDULE A

RECORDS TO BE MAINTAINED BY THE UNDERLYING ADVISER

1.         (Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other portfolio purchases and sales, given by the Underlying Adviser on behalf of the Allocated Portion for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

A.	The name of the broker;
B.	The terms and conditions of the order and of any modifications or cancellations thereof;
C.	The time of entry or cancellation;
D.	The price at which executed;
E.	The time of receipt of a report of execution; and
F.	The name of the person who placed the order on behalf of the Trust.

2.         (Rule 31a-1(b)(9)) A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of series securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

A.	Shall include the consideration given to:

(i)	The sale of shares of the Trust by brokers or dealers.
(ii)	The supplying of services or benefits by brokers or dealers to:
(a)	The Trust,
(b)	The Manager,
(c)	The Underlying Adviser, and
(d)	Any person affiliated with the foregoing.
(iii)	Any other consideration other than the technical qualifications of the brokers and dealers as such.
B.	Shall show the nature of the services or benefits made available.
C.	Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.
D.	Shall show the name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3.         (Rule 31a-1(b)(10)) Any memorandum, recommendation or instruction supporting or authorizing the person or persons, committees or groups authorized by the Underlying Adviser to purchase or sell portfolio securities on behalf of the Trust.  Where a committee or group makes an authorization, a record shall be kept of the names of its members who participate in the authorization.

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4.         (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Advisers Act to the extent such records are necessary or appropriate to record the Underlying Adviser’s transactions for the Trust.

5.         Such other records as are necessary under Board- approved policies and procedures of the Trust applying to tasks carried out by the Underlying Adviser, including without limitation those related to valuation determinations.

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Schedule B

Compensation

Grosvenor Capital Management, L.P. (the “Lead Adviser”) shall pay to the Underlying Adviser pursuant to Section ___ of the Investment Advisory Agreement among American Beacon Advisors, Inc., the Lead Adviser, and the Underlying Adviser for rendering investment management services with respect to each Fund the following fee for all Fund assets under Underlying Adviser’s management.

I.	Funds

American Beacon Grosvenor Long/Short Fund

II.	Fee Rate

[    %]

If the management of the accounts commences or terminates at any time other than the beginning or end of a calendar month, the fee shall be prorated based on the portion of such calendar month during which the Agreement was in force.

Dated as of September 30, 2015

Pine River Capital Management L.P.		American Beacon Advisors, Inc.

By:	/s/ Brian Taylor	By:	/s/ Jeffrey K. Ringdahl

Name:	Brian Taylor		Jeffrey K. Ringdahl

Title:	Chief Executive Officer		Chief Operating Officer

Grosvenor Capital Management, L.P.

By:	/s/ Burke Montgomery

Name:	Burke Montgomery

Title:	General Counsel

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